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                                                                   EXHIBIT 10.23

                          1992 LONG-TERM INCENTIVE PLAN
                     AS ADOPTED BY THE BOARD OF DIRECTORS OF
                     UNIVAR CORPORATION ON FEBRUARY 21, 1992
                AND AMENDED AND RESTATED AS OF FEBRUARY 28, 1996

         1. Purpose of the Plan. The purpose of this 1992 Long-Term Incentive Plan is to enhance the long-term performance of Univar Corporation by rewarding key employees of the Company for the sustained creation of incremental value for the Company's shareholders. The Plan provides a means whereby Participants are given an opportunity to share financially in this incremental value through Options and, under certain circumstances, a Deferred Cash Incentive.

         2. Definitions. As used herein, the following definitions shall apply:

              2.1    "Board" shall mean the Board of Directors of the Company.

              2.2 "Cause" shall mean (1) continued failure by a Participant to perform his or her duties (except as a direct result of the Participant's incapacity due to physical or mental illness) for a period of at least six (6) months after receiving written notification by the Chief Executive Officer or an individual designated by the Chief Executive Officer (or the Board in the case of the Chief Executive Officer) identifying the manner in which the Participant has failed to perform his or her duties; (2) engaging in conduct, which, in the opinion of a majority of the Committee is materially injurious to the Company; or (3) conviction of the Participant of a misdemeanor involving moral turpitude or any felony.

              2.3 "Change of Control" shall mean the occurrence of any of the following events: (1) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" or "Group" (as such terms are used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 of the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; (2) the Board ceases for any reason to have at least a majority of "Unaffiliated Directors" (defined as all members of the Board except those who are or were proposed for nomination as a member of the Board by, or are otherwise "affiliated" or "associated" (as those terms are used for purposes of Rule 12b-2 of the Exchange Act) with, a person who has Beneficial Ownership of ten percent (10%) or more of the combined voting power of the Company); or (3) approval by the shareholders of the Company of (i) a merger, consolidation, or reorganization involving the Company, unless either
(a) the shareholders of the Company immediately before such merger, consolidation, or reorganization own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least seventy-five percent (75%) of the combined voting power of the company resulting from such merger, consolidation, or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership immediately before such merger, consolidation, or reorganization, or (b) at least a majority of the members of the Board of Directors of the Surviving Corporation are Unaffiliated Directors who were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or
(ii) a complete liquidation or dissolution of the Company.

              2.4 "Change of Control Transaction" shall mean a tender offer, exchange offer, merger, consolidation, reorganization or other transaction which may lead to a Change of Control.

              2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

              2.6 "Committee" shall mean the Compensation Committee appointed by the Board.

              2.7 "Common Stock" shall mean the common stock of Univar Corporation.

              2.8 "Company" shall mean Univar Corporation, a Delaware corporation.

              2.9 "Deferred Cash Incentive" shall mean an award of cash made to a Participant pursuant to Section 9 below in an amount designed to provide sufficient funds to cover the exercise price of the Options plus the personal income taxes calculated at the Tax Rate attributable to the receipt of such cash payments determined on a "grossed up" basis.

              2.10 "Disability" shall mean a physical or mental condition that prevents a Participant from performing his or her normal duties of employment. If a Participant makes application for or is otherwise eligible for disability benefits under the Company's long-term disability program and qualifies for such benefits, the Participant shall be presumed to have a "Disability" for purposes of the Plan. In the absence of an applicable Company-sponsored long-


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term disability program, a Participant shall be presumed to have a "Disability"
for purposes of the Plan if the Committee so determines upon review of one or more medical opinions acceptable to the Committee.

              2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              2.12 "Fair Market Value" shall mean the closing price of a company's common stock on a given day on the principal trading exchange or national automated stock quotation system on which the common stock is traded or quoted, or such other price as may be determined by the Committee.

              2.13 "Option" shall mean a stock option granted pursuant to the Plan and evidenced by a written stock option agreement which generally incorporates the terms and provisions of the Plan.

              2.14 "Parent" shall mean a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

              2.15 "Participant" shall mean any employee of the Company, or of any Parent or Subsidiary of the Company, recommended by the Chief Executive Officer of the Company and designated by the Committee to participate in the Plan.

              2.16 "Peer Group" shall mean a group of companies selected from time to time by the Committee against which the Company's performance will be compared for purposes of determining acceleration of Option vesting under the Plan. The Peer Group shall be comprised of not less than ten (10) companies on the last day of each Performance Cycle, unless the Committee otherwise decides.

              2.17 "Percentile Ranking" shall mean the Company's percentile ranking in Total Shareholder Return relative to companies in the Peer Group on the date on which Company performance is measured for purposes of determining the accelerated vesting of Options granted under the Plan. Such percentile ranking will be determined in accordance with procedures approved by the Committee.

              2.18 "Performance Cycle" shall mean, with respect to the Company, or with respect to a particular member of the Peer Group, a period of thirty-six (36) consecutive calendar months commencing on March 1 of a specified year.

              2.19   "Plan" shall mean this 1992 Long-Term Incentive Plan.

              2.20 "Retirement" shall mean a Termination of Service in accordance with the retirement provisions of the Company-sponsored tax qualified defined benefit retirement plan (or any comparable plan in effect for any Parent or Subsidiary of the Company which Parent or Subsidiary is the Participant's employer) as in effect immediately prior to the date of such Termination of Service, or, in the event such retirement plan is discontinued, any tax qualified replacement plan that is intended to serve a similar purpose, provided, in each such case, the Participant must have attained 55 years of age and completed 10 years of Service with the Company or with any Parent or Subsidiary for a "Retirement" to have occurred for purposes of this Plan. In the absence of such a plan, "Retirement" shall mean a voluntary Termination of Service on or after the date the Participant attains 55 years of age, provided the Participant then has 10 years of Service with the Company or with any of its Parents or Subsidiaries.

              2.21 "Securities Act" shall mean the Securities Act of 1933, as amended.

              2.22 "Service" shall mean full-time, and part-time as approved by the Committee, employment with the Company.

              2.23 "Share" shall mean one share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

              2.24 "Subsidiary" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

              2.25 "Tax Rate" shall mean the combined effective federal and state income tax rate presumed to be in effect for a Participant from time to time. The Committee shall establish the Tax Rate from time to time. The Tax Rate may be a uniform rate for all Participants or may be varied among the Participants.

              2.26 "Termination of Service" means a termination of Service from the Company, or any of its Parents or Subsidiaries, for any reason, whether voluntary or involuntary, including death, Retirement, and Disability.



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              2.27   "Total Shareholder Return" shall mean the compound annual
rate of return from investing in a company's common stock over a Performance Cycle from both stock price appreciation and dividends and other distributions provided to shareholders of such company during the Performance Cycle. Total Shareholder Return for a company shall be calculated by (a) assuming that one share of common stock of the company is purchased on the first day of the Performance Cycle. Such stock will be assumed to be purchased at a price equal to the average Fair Market Value of the common stock for the thirty (30) trading days immediately prior to the first day of the Performance Cycle; (b) assuming that additional shares (or portions of shares) are purchased with any dividends or other shareholder distributions on the initial share and on shares accumulated through the assumed reinvestment of dividends and other distributions, with such purchases being made on the "ex-date" with respect to such payment or distribution at a price equal to the Fair Market Value of the company's common stock on that date; (c) calculating the number of shares of the company's common stock that would be accumulated over the Performance Cycle, adjusting, as necessary, for any stock splits or similar events; (d) multiplying the number calculated in clause (c) by the average Fair Market Value of the company's common stock for the thirty (30) trading days immediately prior to the end of the Performance Cycle; and (e) determining the annual compound rate of growth between the Fair Market Value determined in clause (a) and the amount determined in clause (d).

         3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 2,250,000 shares of Common Stock. Said number of Shares may be increased from time to time in accordance with Section 18.1 below. The Shares may be authorized, but unissued, or reacquired Common Stock.

              If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4.   Administration of the Plan.

              4.1 Composition of Committee. The Plan shall be administered by the Committee. The Committee shall at all times be comprised of not less than two (2) directors. Each member of the Committee shall be a "disinterested person" (as that term is defined in Rule 16b-3(c)(2) promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange
Act). The Board may increase the size of the Committee and appoint additional members thereof, remove members with or without cause and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

              4.2 Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion; (i) to determine, in accordance with Section 10.1 of the Plan, the Fair Market Value of the Common Stock of the Company and the common stock of the members of the Peer Group and the exercise price per share of Options to be granted; (ii) to determine the Participants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;
(iii) to interpret the Plan; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (vi) to establish the time or times at which the Option Shares may be purchased; (vii) to establish criteria for accelerating the vesting of Options if certain events occur or if certain relative Total Shareholder Return levels of the Company are attained; (viii) to determine the Participants who shall receive Deferred Cash Incentives and to award Deferred Cash Incentives; (ix) to establish performance requirements and performance measures that determine acceleration of Option vesting; (x) to verify such performance; (xi) to accelerate or defer (with the consent of the Participant) the exercise date of any Option; (xii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee or the Board; (xiii) to make exceptions to the provisions of the Plan in good faith and for the benefit of the Company; and (xiv) to make all other determinations deemed necessary or advisable for the administration of the Plan.

              4.3 Adjustments for Extraordinary Events. If an event occurs during a Performance Cycle that materially influences the Total Shareholder Return of the Company or of a member of the Peer Group (or any other performance measure used to determine Option vesting), and is deemed by the Committee to be extraordinary and out of the control of management, the Committee may, in its sole discretion, change the relationship between performance and Option vesting.

              4.4 Effect of Committee's and Board's Decision. All decisions, determinations, and interpretations of the Committee and/or the Board shall be final and binding on all Participants and any other holders of any Options granted under the Plan.


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         5.   Participation.

              5.1 Participants. Participation in the Plan is limited to key employees of the Company and of its Parents and Subsidiaries who, in the opinion of the Committee, have the opportunity to materially influence the Company's long-range performance. Potential Participants will be recommended for participation by the Chief Executive Officer of the Company and designated as Participants by the Committee. In determining who shall participate in the Plan, the Committee shall take into consideration an employee's salary grade, duties and past and potential contributions to the success of the Company. New Participants may be added to the Plan at any time at the discretion of the Committee.

              5.2 Grants Discretionary; No Right to Continuing Employment. The granting of any Option or Deferred Cash Incentive award pursuant to this Plan shall be entirely in the discretion of the Committee and nothing herein contained shall be construed to give any person any right to participate under this Plan or to receive any Option or Deferred Cash Incentive award under it. Nothing in the Plan or any Option or Deferred Cash Incentive granted hereunder shall confer upon any Participant any right with respect to continuation of employment with the Company, nor shall it interfere in any way with the Participant's right or the Company's right to terminate the employment relationship at any time, with or without cause.

         6. Option Agreements. Each Option shall be evidenced by a written agreement. Each Option granted under this Plan shall be subject to such amendment or modification from time to time as the Committee shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations and shall contain such provisions which are consistent with the Plan as the Committee shall from time to time approve.

         7.   Term of Option. The term of each Option shall be no more than ten
(10) years and three (3) months from the date of grant. Each Option shall also specify the terms and conditions under which the Option will terminate prior to said expiration date.

         8.   Vesting and Acceleration of Options.

              8.1 Overview. Subject to the provisions of Section 5.2, the Plan provides the opportunity for each Participant (a) to receive an annual grant of Options, and (b) to have the vesting of granted Options accelerated based on the Total Shareholder Return of the Company relative to the Total Shareholder Return of the Peer Group. Certain Participants designated by the Committee shall also have the right to receive a Deferred Cash Incentive award.

              8.2 Vesting Date if No Acceleration. In the event that Options granted in accordance with the Plan do not qualify for accelerated vesting in accordance with Section 8.3 below within ten (10) years from their date of grant based on the Company's Total Shareholder Return performance, such Options, or the previously unvested portion thereof, will immediately become fully vested on the day after the tenth (10th) anniversary of the date of grant.

              8.3 Acceleration of Vesting Date. Acceleration of a Participant's right to exercise Options granted under the Plan is subject to the Company's Percentile Ranking. The initial performance test will be based on Total Shareholder Return for the Company and for the Peer Group over the Performance Cycle beginning on March 1, 1992. Subsequent Performance Cycles for the Company and for each company in the Peer Group will commence on each anniversary date of the initial Performance Cycle for the Company and each Peer Group company, unless otherwise specified by the Committee.

                     Based on the Company's Percentile Ranking, all or part of each Option grant for which its initial Performance Cycle has been completed may become available for exercise prior to its expiration date. The portion of each such outstanding grant that may be exercised at the end of a Performance Cycle will be based on the following table:

PERCENTAGE OF GRANT WHICH VESTS (BASED ON
     ORIGINAL AMOUNT OF GRANT)                     PERCENTILE RANKING
- -----------------------------------------          ------------------
                None                          Below the 40th%
                20%                           40th% and above but below 50th%
              33-1/3%                         50th% and above but below 60th%
                50%                           60th% and above but below 70th%
                75%                           70th% and above but below 80th%
                100%                          80th% and above

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                     The number of Shares for which vesting shall be accelerated shall be rounded to the nearest whole number of Shares.

                     Any portion of an Option grant which does not vest and become available for exercise based on the initial performance test will be subject to a new performance test at the end of each Performance Cycle ending after the end of the initial Performance Cycle. These subsequent tests will be based on the Company's Percentile Ranking for each of the subsequent Performance Cycles.

                     EXAMPLE: Assume that an original Option grant dated March 1, 1992 totaled 1000 Shares and that 50% (500 Shares) of the grant became available for exercise following the first Performance Cycle. If the Percentile Ranking at the end of the second Performance Cycle is the 40th percentile, then 200 Shares of the original Option grant will vest and become exerciseable (1000 original Shares X .20). If the Percentile Ranking at the end of the third Performance Cycle is the 60th percentile, then the 300 Share unexercised balance of the original Option grant will become exerciseable (see also Section 8.4).

                     Except in the case of acceleration upon a Change of Control as provided in Section 8.5, if all or a portion of such a grant does become available for exercise prior to its expiration date, and if the Participant has been granted the right to receive a Deferred Cash Incentive award with respect to said Option, the Option shall be exercised to the fullest extent exercisable as soon as possible, but no later than fifteen (15) days following verification of the Company's performance by the Committee. If the Participant has not been granted the right to receive a Deferred Cash Incentive with respect to an Option for which vesting has been accelerated, the vested portion of such Option may be exercised by the Participant at any time prior to the expiration date of the Option.

              8.4 Supplemental Grants. In the event that the Company's Total Shareholder Return performance for any Performance Cycle would result in the vesting of more Options than remain in the grant to which the performance test applies, the difference will be added to the Participant's next regular annual grant, if one is awarded to him or her. There shall be only one such supplemental grant with respect to any one Option.

                     EXAMPLE: Assume the same Option grant and vesting history as set forth in the Example in Section 8.3 above. As noted, the Percentile Ranking at the end of the third Performance Cycle was the 60th percentile, which would have allowed 50% of the original Option grant to vest (1000 original Shares X .50). However, at that time, 700 of the original Option Shares have vested and only 300 Option Shares are available for exercise. In such an event, the Participant's next annual Option grant, if any, would be supplemented by 200 Shares (500 Shares that would have vested by reason of the Percentile Ranking at the end of the third Performance Cycle minus the 300 Option Shares available). No additional supplemental grants over and above those 200 Shares can be made with respect to the March 1, 1992 grant.

              8.5 Acceleration of Vesting upon Change of Control. Upon a Change of Control of the Company, all unvested Options previously granted under the Plan shall become immediately vested and available for exercise. Such Options need not be exercised within fifteen (15) days of such acceleration as would otherwise be the case pursuant to Section 8.3 above, and may be exercised by the Participant at any time prior to the expiration of the Option.

                     In addition, any Deferred Cash Incentive associated with such Options shall be immediately payable to the Participant independent of whether the Participant exercises the Option associated with the Deferred Cash Incentive.

                     Any Options, vested or unvested, may be exercised on a conditional basis in the event of an announcement of a Change of Control Transaction, provided no provision is made in such Change of Control Transaction for the exercise, exchange, or surrender of Options, or other procedure whereby the Participant may realize in cash the difference between the exercise price and the fair market value of the per share consideration to be received by holders of the Common Stock of the Company. A conditional exercise shall be made by giving a written notice of exercise to the Corporate Secretary of the Company. Any Deferred Cash Incentive shall also be available on a conditional basis and may be applied towards the satisfaction of the exercise price and the withholding obligations set forth in Section 10.3. If the Change of Control Transaction is cancelled or revoked, or otherwise does not occur, or does not actually result in a Change of Control, the conditional exercise of unvested Options and the conditional award of any Deferred Cash Incentive attributable to unvested Options shall be rescinded. The Participant may also rescind the conditional exercise of any vested Options and the related Deferred Cash Incentive.

         9.   Deferred Cash Incentive.

              9.1 Award Concept. Subject to the limitation in Sections 9.2 and 9.3 below, each annual Option grant may be accompanied by a Deferred Cash Incentive award. Such an award will equal the cumulative exercise price


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of the portion of the Option that becomes available for exercise divided by the difference between 1.00 minus the Tax Rate. The Deferred Cash Incentive shall be paid by the Company within fifteen (15) days of the date the Option becomes exercisable.

                     EXAMPLE: If a Participant with a Tax Rate of 35% is
              entitled to receive a Deferred Cash Incentive award and holds an Option for 1,000 Shares at $10.00 per Share, and 500 of said Shares become exercisable, the Deferred Cash Incentive payable to such Participant would be $7,692.31 (500 Shares times $10.00 per Share divided by (1.00 minus .35))

                     The Committee shall designate those Participants who are eligible to receive a Deferred Cash Incentive.

              9.2    Requirement to Exercise Option . Except as is set forth in
Section 8.5, the payment of a Deferred Cash Incentive award to those Participants designated by the Committee as eligible to receive the award, is subject to the condition that the Participant has previously exercised or simultaneously exercises the Option to which the award applies.

              9.3 Restriction on Award Availability. No Deferred Cash Incentive award will be provided in connection with any portion of an Option that becomes available for exercise without accelerated vesting pursuant to Sections 8.3 or 8.5.

         10.  Exercises; Payment Mechanics; Withholding.

              10.1 Exercise Price. The per Share exercise price under each Option shall be such price as is determined by the Committee and may be less than, equal to, or greater than the Fair Market Value per Share on the date of grant.

              10.2 Procedure for Exercise. The Option may not be exercised for a fraction of a Share.

                     The Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. A Participant may deliver to the Company a "standing notice of exercise" which shall constitute, until revoked by the Participant, the required notice of exercise for any and all portions of the Options for which the right to exercise has been accelerated other than pursuant to Section 8.5.

                     Payment of the purchase price provided in the Option shall be made in cash, in shares of the Company's Common Stock owned by the Participant, or in any combination of cash and Shares of the Company's Common Stock. Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date. Payment may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price.

              10.3 Withholding. Prior to issuance of the Shares upon exercise of an Option, the Participant shall pay any federal, state, and local withholding obligations of the Company, if applicable. If a Deferred Cash Incentive is paid to a Participant in connection with an Option exercise, the Participant may use such Deferred Cash Incentive to apply towards the satisfaction of the withholding tax obligations on the Deferred Cash Incentive itself and on the taxable aspect of the Option exercise.

                     A Participant may also elect to pay all or part of such withholding tax obligations by having the Company withhold Shares of Common Stock having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall equal the Fair Market Value of the Shares on the day the Option is exercised. If a Participant is an "officer" of the Company within the meaning of Section 16 of the Exchange Act, the following provisions shall apply to such elections: (i) if a Participant has received multiple Options, a separate election must be made for each Option; (ii) the election may be a "standing election", i.e., upon making an election, a fixed date need not be set for the exercise of the Option to which the election relates; (iii) the election will be subject to the approval or disapproval of the Board, which approval or disapproval may be given at any time after the election to which it relates; (iv) the election may not be made within six months following the date of grant of the Option to which it relates; (v) the election must be made at least six months prior to the day the Option is exercised, or both the election and exercise must be made in the ten-day "window period" beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings; and (vi) an election may be revoked, or may be reinstituted after a revocation, only upon six months' prior notice.

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              10.4   Accounting Requirements. The Committee may at any time
impose restrictions on the use of Shares for payment of the exercise price pursuant to Section 10.2 or satisfaction of the withholding tax obligation pursuant to Section 10.3 so as to avoid adverse accounting treatment to the Company, including requiring that Shares used must be beneficially owned for a minimum time period.

              10.5 Effect of Exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Options, by the number of Shares as to which the Option is exercised.

         11.  Rights as Shareholder.

              Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option, provided that in the event of a Change of Control or the announcement of a Change of Control Transaction, a Participant shall have all the rights set forth in Section 8.5 to conditionally exercise Options and the Company may issue stock certificates on a conditional basis to enable the Participant to exercise Options, tender shares or otherwise realize the benefit of vested Options or Options which become vested pursuant to Section 8.5. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

         12.  Termination of Service.

              12.1 Unvested Options. Unvested Options granted under the Plan and any Deferred Cash Incentive opportunity associated with such Options shall be immediately forfeited upon (a) any voluntary Termination of Service except for reason of Retirement and (b) any involuntary Termination of Service for reason of Cause.

                     In the event of a Termination of Service for reason of (a) death, or (b) Disability, a portion of each unvested Option grant then outstanding under the Plan and any Deferred Cash Incentive opportunity associated with such Option may vest as provided in the following sentence. The amount of each Option and related Deferred Cash Incentive opportunity that will vest will be the excess, if any, of (i) the original amount of the Option grant times the number of full years that have elapsed since the date of the grant (up to a maximum of five (5) years) times twenty percent (20%) over (ii) the amount of such Option grant that has vested prior to such Termination of Service.

                     In the event of a Termination of Service for reason of involuntary termination without Cause, all unvested Option grants then outstanding under the Plan and any Deferred Cash Incentive opportunity associated with such Options will vest at the quicker rate of either (1) five equal annual installments beginning one (1) year from the date of termination, or (2) the rate at which such Options would have vested under this Plan based on the Total Shareholder Return of the Company over the period after the Termination of Service.

                     A Termination of Service which occurs in connection with the sale or disposition of a division, subsidiary or other business unit shall be deemed to be an involuntary termination without Cause unless the Committee specifically determines otherwise.

              12.2 Vested Options. Upon Termination of Service except for reason of Retirement, all vested Options not exercised within the time limits set forth in this Plan (or an individual Option agreement) for the exercise of vested Options shall be forfeited.

              12.3 Special Rule Upon Retirement. In the event of a Termination of Service due to Retirement, unvested Options granted in accordance with the Plan and any Deferred Cash Incentive opportunity associated with such Options will continue to vest according to their original schedule and shall remain subject to annual performance tests as if the Participant was still in the Service of the Company.

              12.4 Designation of Beneficiaries. Each Participant shall have the right at any time to designate any person or persons as beneficiaries to whom any benefits provided under the Plan shall be made in the event of Participant's death prior to the distribution of all benefits due the Participant under the Plan. Each beneficiary designation shall be effective only when filed in writing with the Company during the Participant's lifetime, on a Beneficiary Designation Form approved by the Committee. If a Participant designates more than one beneficiary, distributions of cash awards and Option Shares due the Participant under the Plan shall be made in equal proportions to each beneficiary unless otherwise stated on the Beneficiary Designation Form.

                     The filing of a new Beneficiary Designation Form will cancel all designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a

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



Beneficiary Form shall revoke such designation, unless (i) in the case of divorce, the previous spouse was not designated as beneficiary, and, (ii) in the case of marriage, the Participant's new spouse had previously been designated as beneficiary.

                     The spouse of a married Participant shall join in any designation of a beneficiary other than the spouse on a form prescribed by the Committee.

                     If a Participant fails to designate a beneficiary as provided for above, or if the beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, then the Committee shall direct the distribution of Plan benefits to the Participant's estate.

         13.  Extension of Exercise Dates. Notwithstanding subsections 12.1,
12.2 and 12.3 above, the Committee shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that, for a Participant who is an "officer" of the Company within the meaning of Section 16 of the Exchange Act, each extension shall be for a period of not less than six (6) months and one (1) day and, if such an extension goes beyond the specified expiration date of the Option if no Termination of Service had occurred, the expiration date of the Option will also be extended to the minimum extent necessary to accommodate said six (6) months and one (1) day period).

         14. Non-Transferability of Options and Rights under the Plan. The Options, any Deferred Cash Incentive award, and any other right under the Plan, may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant, and, after his or her death, by the representative of the Participant's estate. No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, hypothecate, or convey in advance of actual receipt, benefits, if any, payable under this Plan, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No portion of the Plan's benefits shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Any such transfer or attempted transfer in violation of the preceding provisions shall be considered null and void.

         15. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

              In the event of an extraordinary dividend or partial liquidation, the Committee shall make an appropriate adjustment to the Option exercise price so that the difference between the exercise price and the Fair Market Value of the Common Stock after such distribution is equivalent to the difference between the exercise price and the Fair Market Value before such distribution. The Committee shall select a representative period before and after the "ex-dividend date" for such distribution for the purpose of determining the respective Fair Market Value of the Common Stock.

         16. Time of Granting Options. Except as may otherwise be required to comply with legal or accounting requirements, the date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option.

         17. Substitutions and Assumptions. The Board shall have the right to substitute or assume Options in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3 may be increased by the corresponding number of Options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Options before and after the substitution.

         18.  Amendment and Termination of the Plan.



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
              18.1 Right to Amend and Terminate. The Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided that the following revisions or amendments shall require approval of or ratification by the shareholders of the Company:

                     18.1.1 any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Sections 15 or 17 of the Plan; or

                     18.1.2 if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any change which would require stockholder approval pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act.

              18.2 Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

         19. Participants in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Options granted to Participants employed in such countries and to meet the objectives of the Plan.

         20. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         21. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

         22. Shareholder Approval. Continuance of the Plan is subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Any Option granted prior to the receipt of shareholder approval shall become null and void if such approval is not received in accordance with the preceding sentence.

         23.  Miscellaneous Provisions.

              23.1 Unsecured Status of Claim. Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfillment of the Company's obligations under the Plan. The Company's obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future.

              23.2 Validity. In the event that any provision of the Plan or any related Option is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Option.

              23.3 Applicable Law. The Plan and any related Options shall be governed in accordance with the laws of the state of Washington.

              23.4 Inurement of Rights and Obligations. The rights and obligations under the Plan and any related Options shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries, heirs, successors, and assigns.




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